Exhibit 16.2
LBB & Associates, Ltd., LLP resignation letter dated June 4, 2007.

June 4, 2007

Mr. Chris Harper
Jupiter Enterprises, Inc.
No. 24 Xiao Shi Qiao Jiugulou Street,
XiCheng District,
Beijing China 100009

Dear Mr. Harper;

This is to confirm that the client-auditor relationship between Jupiter Enterprises, Inc. and LBB & ASSOCIATES LTD., LLP has ceased.

Sincerely,

/s/ LBB & Associates, Ltd., LLP

LBB & ASSOCIATES LTD., LLP

cc:	Office of the Chief Accountant SECPS Letter File Securities and Exchange Commission Fax (202) 772-9253 Mail Stop 9-5 450 Fifth Street, N.W.
Washington, D.C. 20549